Exhibit 10.168

Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery (with a copy of any notice delivered by the methods described in clause (a) or clause (b) to be sent by electronic mail), addressed as follows (or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 8) (any inclusion of an e-mail address below is for informational purposes only, and communication via e-mail alone shall not be an effective method of notice for purposes of this Agreement): If to Lender: If to Tenant: Access Point Financial, LLC One Ravinia Drive, Suite 900 Atlanta, Georgia 30346 Attention: Justin Perry, Legal Department LF3 Northbrook TRS, LLC 1635 43rd Street South Suite 205 Fargo, ND 58103 a. Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Lender assigns the Security Instrument, then upon delivery to Tenant of written notice thereof accompanied by the assignee's written assumption of all obligations under this Agreement, all liability of the assignor shall terminate. b. Entire Agreement. This Agreement constitutes the entire agreement between Lender and Tenant regarding the subordination of the Lease to the Security Instrument and the rights and obligations of Tenant and Lender as to the subject matter of this Agreement. c. Interaction with Lease and with Security Instrument. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of non-disturbance agreements by the holder of, the Security Instrument. d. Lender's Rights and Obligations. Except as expressly provided for in this Agreement, Lender shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, then all rights and obligations of Lender under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement. 5 SNDA 46740703 v2

IN WITNESS WHEREOF, Lender and Tenant have caused this Agreement to be executed as of the date first above written. Subscribed and sworn before me By the said This :). day of December, 2021 aµ� Notary Public [SEAL] LENDER: ACCESS POINT FINANCIAL, LLC, a Delaware limited liability company By: am� ohn Patton Title: Chief Financial Officer SNDA • Signature Page46740703 v2 /s/ John Patton /s/ Michael Johnson

/s/ Sam Montgomery /s/ Jennifer Kleinwachter

LANDLORD'S CONSENT Landlord consents and agrees to the foregoing Agreement, which was entered into at Tenant's request. The foregoing Agreement shall not alter, waive or diminish any of Landlord's obligations under the Security Instrument or the Lease. The above Agreement discharges any obligations of Lender under the Security Instrument and related loan documents to enter into a non-disturbance agreement with Tenant. Landlord is not a party to the above Agreement. STATE OF NORTH DAKOTA ) COUNTY OF CASS ) LF3 NORTHBROOK, LLC a Delaware limited liability company By: Lodging Fund REIT III OP, LP a Delaware limited partnership its Sole Member By: Lodging Fund REIT III, Inc. a Maryland corporation, its General Partner By: ��C::::;;i"=----'----ll------\-- ) ry Its: Chief Operating Officer �t�te of North Dakota, County of Cass, this record was acknowledged before me on November �' 2021 by Samuel C. Montgomery, Chief Operating Officer of Lodging Fund REIT III, Inc., General Partner of Lodging Fund REIT III OP, LP, Sole Member ofLF3 Northbrook, LLC, a Delaware limited liability company. 46740703 vi [Stamp] JENNIFER A KLEINWACHTER Notary Public State of North Dakota My Commission Expires October 10, 2024 9 SNDA Notary Public /s/ Sam Montgomery /s/ Jennifer Kleinwachter